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                                                                    EXHIBIT 5.1

                               October 21, 1997

Board of Directors
Crown Group, Inc.
4040 North MacArthur Boulevard
Suite 100
Irving, Texas 75038

                  RE:      Crown Group, Inc.
                           Registration Statement on Form S-8
                           1,000,000 Shares of $0.01 par value Common Stock 1997 Stock Option Plan
                           ------------------------------------------------

Gentlemen:

         We have acted as counsel for Crown Group, Inc. (the "Company") in connection with the registration of 1,000,000 shares of its $0.01 par value Common Stock (the "Shares") reserved to the Company's 1997 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Department of State of the State of Texas;

         (2) The Bylaws of the Company, as amended, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Department of State of the State of Texas; and

         (5)      The Registration Statement, including all exhibits thereto.




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Board of Directors
October 21, 1997
Page Two

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Texas and is validly existing and in good standing under the laws of that state.

         (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                   SMITH, GAMBRELL & RUSSELL

                                   /s/ Terry Ferraro Schwartz
                                   --------------------------
                                   Terry Ferraro Schwartz